As Filed with the Securities and Exchange Commission on April 16, 2002
                                                     Registration Nos. 333-
                                                                       333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

PUBLIC SERVICE ENTERPRISE                                 PSEG FUNDING TRUST I
   GROUP INCORPORATED                                  (Exact name of registrant
(Exact name of registrant                                as specified in trust
as specified in charter)                                    trust agreement)

       NEW JERSEY      (State or other jurisdiction of          DELAWARE
                       incorporation or organization)

       22-2625848     (I.R.S. Employer Identification No.)     43-6876897

                                  80 PARK PLAZA
                                  P.O. BOX 1171
                         NEWARK, NEW JERSEY 07101-1171
                                 (973) 430-7000
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                THOMAS M. O'FLYNN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  80 PARK PLAZA
                                  P.O. BOX 1171
                          NEWARK, NEW JERSEY 07101-1171
                                 (973) 430-7000
      (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                 WITH COPIES TO:

   JAMES T. FORAN, ESQUIRE                     HOWARD G. GODWIN, JR., ESQUIRE
  ASSOCIATE GENERAL COUNSEL                    SIDLEY AUSTIN BROWN & Wood LLP
        80 Park Plaza                                 875 Third Avenue
        P.O. Box 1171                             New York, New York 10022
Newark, New Jersey 07101-1171

                                   ----------

      Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   (continued on following page)

                                   ----------

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed Maximum     Proposed Maximum
           Title of Each Class of                     Amount to be    Offering Price Per   Aggregate Offering       Amount of
       Securities to be Registered (1)               Registered (2)       Unit (2)(3)         Price (2)(3)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Common Stock, no par value ....................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Preferred Stock, no par value .................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Stock Purchase Contracts ......................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Stock Purchase Units (4) ......................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Debt Securities ...............................
------------------------------------------------------------------------------------------------------------------------------------
PSEG Funding Trust I Preferred
  Trust Securities ..............................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Guarantee ("Preferred Securities
  Guarantee") of PSEG Funding Trust
  I Preferred Trust Securities (5)(6) ...........
------------------------------------------------------------------------------------------------------------------------------------
Public Service Enterprise Group
  Trust Debt Securities (5)(6) ..................
------------------------------------------------------------------------------------------------------------------------------------
Total ...........................................    $1,500,000,000          100%            $1,500,000,000         $138,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   There  are  being  registered   hereunder  such  presently   indeterminate
      principal amount or number of (a) shares of Common Stock, shares of Preferred Stock, Stock Purchase Contracts and Stock Purchase Units which may be sold from time to time by Public Service Enterprise Group Incorporated, (b) Senior Debt Securities and Subordinated Debt Securities and Trust Debt Securities ("Debt Securities") which may be sold from time to time by Public Service Enterprise Group Incorporated and (c) Preferred Trust Securities which may be sold from time to time by PSEG Funding Trust I, and which will be guaranteed as set forth hereunder by Public Service Enterprise Group Incorporated. In no event will the aggregate initial offering price of all Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Debt Securities or Preferred Trust
      Securities and related Preferred Securities Guarantee ("Securities") issued from time to time pursuant to this Registration Statement exceed $1,500,000,000. If any such Securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,500,000,000, notwithstanding that the stated principal amount of such Securities may exceed such amount. In addition, there are being registered hereunder an indeterminate number of shares of Common Stock issuable upon settlement of the Stock Purchase Contracts or upon conversion of any other Securities.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum initial offering price per security will be determined, from time to time, by the registrants in connection with the issuance of the Securities.

(3)   Exclusive of accrued interest or dividends, if any.

(4) Each Stock Purchase Unit consists of (a) a Stock Purchase Contract under which the holder upon settlement will purchase an indeterminate number of shares of Common Stock of Public Service Enterprise Group Incorporated and
      (b) either Preferred Trust Securities, Debt Securities or debt obligations of a third party, including U.S. Treasury Securities.

(5) This registration is deemed to include backup undertakings of Public Service Enterprise Group Incorporated to provide certain indemnities in respect of and pay and be responsible for certain expenses, costs, liabilities and debts of PSEG Funding Trust I and such other obligations of Public Service Enterprise Group Incorporated set forth in the trust agreement, the trust debt indenture, the Trust Debt Securities and the Preferred Securities Guarantee, in each case as further described in this registration statement. No separate consideration will be received for the Public Service Enterprise Group Incorporated agreement as to expenses and liabilities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable in respect of the Public Service Enterprise Group Incorporated guarantee.

(6) No separate consideration will be received for the Preferred Securities Guarantee. Trust Debt Securities will be purchased by PSEG Funding Trust I with the proceeds of the sale of its Preferred Trust Securities, in which case no separate consideration will be received for the Trust Debt Securities. Such Trust Debt Securities may be later distributed in certain cases to the holders of the Preferred Trust Securities upon dissolution of PSEG Funding Trust I and distribution of its assets.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated April 16, 2002

PROSPECTUS

                                  [LOGO] PSEG

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                              PSEG FUNDING TRUST I

                       By this prospectus, we offer up to

                                 $1,500,000,000

                                       of

                  Public Service Enterprise Group Incorporated
                         Common Stock, Preferred Stock,
               Stock Purchase Contracts, Stock Purchase Units and
                                 Debt Securities

                                       and

                              PSEG Funding Trust I
                           Preferred Trust Securities
                  Guaranteed as described in this prospectus by
                  Public Service Enterprise Group Incorporated

We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is           , 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus ............................................             3

Where You Can Find More Information ..............................             4

Incorporation of Certain Documents by Reference ..................             4

Forward-Looking Statements .......................................             5

Public Service Enterprise Group Incorporated .....................             6

The Trust ........................................................             6

Use of Proceeds ..................................................             6

Ratios of Earnings to Fixed Charges ..............................             7

Ratios of Earnings to Combined Fixed Charges and Preference Dividends          7

Accounting Treatment Relating to Preferred Trust Securities ......             7

Description of the Senior and Subordinated Debt Securities .......             7

Description of the Trust Debt Securities .........................            19

Description of the Preferred Trust Securities ....................            24

Description of the Preferred Securities Guarantee ................            32

Relationship among the Preferred Trust Securities, the Trust
  Debt Securities and the Preferred Securities Guarantee .........            34

Description of the Capital Stock .................................            35

Description of the Stock Purchase Contracts and Stock Purchase Units          36

Plan of Distribution .............................................            36

Legal Matters ....................................................            38

Experts ..........................................................            38

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and PSEG Funding Trust I (the "Trust") filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we and the Trust may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $1,500,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSEG," "the company," "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries. "Trust" refers to PSEG Funding Trust I.

      We may use this prospectus to offer from time to time:

      o     shares of our common stock, without par value;

      o shares of our preferred stock, without par value, which may be convertible into our common stock;

      o     stock purchase contracts to purchase shares of our common stock;

      o our unsecured debt securities, which may include senior, subordinated and trust debt securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior debt securities, subordinated debt securities and trust debt securities, as the "debt securities;"

      o stock purchase units, consisting of a stock purchase contract and our debt securities, the Trust's preferred securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders' obligations under the stock purchase contracts.

      The Trust may also use this prospectus to offer from time to time its preferred securities, which we refer to in this prospectus as the "preferred trust securities." We will execute a preferred securities guarantee covering the preferred trust securities and will guarantee the Trust's obligations under the preferred trust securities as described herein.

      We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units, the debt securities, the preferred trust securities and the preferred securities guarantee collectively as the "securities."

      For more detailed information about the securities, you should also review the exhibits to the registration statement, which were either filed with the registration statement or incorporated by reference to other SEC filings.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain our filings on the Internet at the SEC's home page at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol "PEG." You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to the securities, the Trust and us.
Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the full document as filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of any particular offering of securities hereunder.

      o Our Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-9120;

      o Our Current Reports on Form 8-K filed with the SEC on January 25, 2002, February 7, 2002 and April 16, 2002, File No. 1-9120; and

      o Our Current Report on Form 8-K dated January 17, 1990, File No. 1-9120 containing a description of our common stock.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in a related prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus and any related prospectus supplement are distributed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or in the documents or information incorporated by reference or deemed to be incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

      o     the   significant   considerations   and  risks   discussed  in  any
            incorporated document or prospectus supplement;

      o     general and local economic, market or business conditions;

      o industrial, commercial and residential growth in the markets we serve;

      o since a portion of our business is conducted outside the United States, adverse international developments;

      o demand (or lack thereof) for electricity, capacity and ancillary services in the markets served by our generation units;

      o     increasing competition from other companies;

      o the acquisition and development opportunities (or lack thereof) that may be presented to and pursued by us;

      o terrorist threats and activities, particularly with respect to our generation facilities, economic uncertainty caused by recent terror attacks on the United States and potential adverse reactions to United States anti-terrorism activities;

      o nuclear decommissioning and the availability of storage facilities for spent nuclear fuel;

      o     changes in laws or regulations that are applicable to us;

      o     environmental constraints on construction and operation;

      o     the rapidly changing market for energy products;

      o     licensing approval for our nuclear and other operating stations;

      o the ability to economically and safely operate our generating facilities in accordance with regulatory requirements;

      o the ability to obtain adequate and timely rate relief in our regulated businesses;

      o the ability to maintain insurance for our operations and facilities at reasonable rates;

      o     access to capital;

      o     credit, commodity and financial market risks; and

      o other factors, such as weather conditions, many of which are beyond our control.

      Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any related prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

      We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 that neither owns nor operates any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries: Public Service Electric and Gas Company ("PSE&G"), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey; PSEG Power LLC ("Power"), which is a multi-regional independent electric generation and wholesale energy marketing and trading company; PSEG Energy
Holdings Inc. ("Energy Holdings"), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and PSEG Services Corporation ("Services"), which provides administrative and support services to us and our subsidiaries. We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

                                    THE TRUST

      The Trust is a statutory business trust created under the Delaware Business Trust Act and operating under a trust agreement among us, Wachovia Bank, National Association (formerly known as First Union National Bank), as the property trustee, Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), as Delaware trustee and one of our employees, as administrative trustee. In this prospectus, we refer to this agreement, as amended and restated, as the "trust agreement." The Trust exists only to issue and sell its preferred trust securities and common trust securities, to acquire and hold our trust debt securities as trust assets and to engage in activities incidental to the foregoing. We will own all of the Trust's outstanding common trust securities. The common trust securities will represent at least 3% of the total capital of the Trust. Payments will be made on the common trust securities pro rata with the preferred trust securities, except that the right to payment on the common trust securities will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement resulting from an event of default under the trust debt indenture.

      The Trust's business and affairs will be conducted by its trustees and us, as depositor, as set forth in the trust agreement. The office of the Delaware trustee in the State of Delaware is One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The Trust's offices are located at 80 Park Plaza, Newark, NJ 07102 and its telephone number is (973) 430-7000.

                                 USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt. The Trust will use all of the proceeds received from the sale of its preferred trust securities and common trust securities to purchase our trust debt securities.

                       RATIOS OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:

                                                Years Ended December 31,
                                       -----------------------------------------
                                       1997     1998     1999     2000     2001
                                       ----     ----     ----     ----     ----
Ratios of Earnings
  to Fixed Charges ..............      2.55     2.86     3.09     2.73     2.30

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude: the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.

      RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

      Our ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated is the same as our ratios of earnings to fixed charges.

           ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES

      The financial statements of the Trust will be consolidated with our financial statements, with the preferred trust securities shown on our consolidated financial statements as our guaranteed preferred beneficial interest in trust debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of the Trust consist of our trust debt securities and will specify the designation, principal amount, interest rate or formula and maturity date of the trust debt securities.

           DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

      We may issue from time to time one or more series of the senior debt securities under an indenture (the "Senior Indenture") dated as of November 1, 1998 between us and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Senior Trustee"), or one or more series of the subordinated debt securities under an indenture (the "Subordinated Indenture") to be entered into between us and Wachovia Bank, National Association, as trustee (the "Subordinated Trustee"). The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

      The Senior Indenture and the form of Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and, individually, as an "Indenture") are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939 (the "TIA"). We have summarized certain terms and provisions of the Indentures. You should read the Indentures for the provisions that may be important to you. Capitalized terms used in this summary have the meanings specified in the respective Indenture. This summary is not intended to be comprehensive. Parenthetical references below are to the Indentures or to the TIA, as applicable.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

      The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other of our unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described under "-- Subordinated Indenture Provisions." In this section, unless the context requires, the words "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and not its consolidated subsidiaries.

      Because we are a holding company and conduct all of our operations through our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders other than, in each case, where we are the creditor. As of December 31, 2001, PSE&G had 795,234 shares of its preferred stock outstanding with an aggregate par value of approximately $80 million. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of December 31, 2001, our subsidiaries had approximately $11.8 billion of debt outstanding.

      Each Indenture provides that any debt securities proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement ("Offered Debt Securities") may be issued in an unlimited amount under such Indenture in one or more series, in each case as authorized by us from time to time. The particular terms of the Offered Debt Securities and any modifications of or additions to the general terms of the debt securities as described herein that may be applicable in the case of the Offered Debt Securities will be described in the relevant prospectus supplement. Accordingly, for a description of the terms of any Offered Debt Securities, reference must be made to both the prospectus supplement relating thereto and the description of the debt securities set forth in this prospectus.

      The relevant prospectus supplement will describe the terms of any debt securities being offered, including:

      o the title of the debt securities and whether such debt securities will be senior debt securities or subordinated debt securities;

      o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of such series;

      o if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

      o the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of any of the debt securities will be payable;

      o the rate or rates at which any of the debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

      o     the terms of any remarketing of such debt securities;

      o the date or dates from which interest, if any, on the debt securities will accrue or the method by which such date or dates will be determined;

      o the date or dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the record dates for any interest payments or the method by which such date or dates will be determined;

      o the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      o the right, if any, to extend interest payment periods and the duration of any extension;

      o the date or dates on which, or the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option and whether we are to have that option;

      o our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or similar provision or at the option of the holder thereof and the period or periods within which, or the date or dates on which, the price or prices at which and other terms and conditions upon which, such debt securities will be so redeemed, repaid or purchased;

      o     whether  such  debt  securities  are to be  issuable  as  Registered
            Securities,   Bearer   Securities  or  both  and  any   restrictions
            applicable thereto;

      o whether such debt securities will be issuable in temporary or permanent global form and any restrictions or limitations applicable thereto;

      o the date as of which any Bearer Securities and any temporary debt security issued in global form representing outstanding securities of the series will be dated, if other than the date of original issuance of the first debt security of the series to be issued;

      o the person to whom any interest on any Registered Security of the series will be payable, if other than the person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

      o the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

      o the extent to which, or the manner in which, interest payable on a temporary debt security in global form will be paid if other than the manner provided in the applicable Indenture;

      o if such debt securities are to be issued in definitive form (whether upon original issuance or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

      o the place or places where the principal of and any premium and interest on any of the debt securities will be payable;

      o whether such debt securities are convertible or exchangeable into any other securities and, if so, the terms and conditions for such conversion or exchange, where such securities may be surrendered for conversion or exchange and where notices or demands to or upon us in respect of such debt securities may be served;

      o the denominations in which such debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 in the case of Bearer Securities;

      o the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

      o if other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent;

      o the applicability, if at all, to such debt securities of the provisions of Article Fourteen of the applicable Indenture described under "-- Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article;

      o whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture, on such debt securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the applicable Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such Additional Amounts (and the terms of such option).

      o any deletions from, additions to or changes in the Events of Default in the Indenture applicable to any of the debt securities and any change in the right of the Trustee or the holders to declare the principal amount of any of the debt securities due and payable;

      o any deletions from, additions to or changes in the covenants in the Indenture;

      o the applicability of or any change in the subordination provisions of the Indenture for a series of debt securities;

      o the provisions, if any, granting special rights to holders of such debt securities upon the occurrence of such events as may be specified; and

      o any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture.

      If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the debt securities being offered.

      For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such debt securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such debt securities.

      Debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

      Each Indenture provides that the debt securities which are the subject of this prospectus and our additional unsecured debt securities, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by our Board of Directors. (Section 301 of each Indenture) Debt securities so issued under an Indenture are herein collectively referred to, when a single Trustee is acting as trustee for all debt securities issued under such Indenture, as the "Indenture Securities." Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also "-- Resignation of Trustee" herein. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term Indenture Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

      The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

      We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

Denominations, Registration and Transfer

      Debt  securities  of  a  series  may  be  issuable  solely  as  Registered
Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indentures also provide that debt securities of a series may be issuable in global form. See "-- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of Registered Securities) and in the denomination of $5,000 (in the case of Bearer Securities). Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201 of each Indenture) Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305 of each Indenture)

      Registered Securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange (i) at each office or agency required to be maintained by us for payment of such series as described in "-- Payment and Paying Agents" herein, and (ii) at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture)

      We will not be required to (i) issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) if debt securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 305 of each Indenture)

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest (including Additional Amounts, if any) may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the regular record date for such interest. (Section 307 of each Indenture)

      If debt securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. (Section 1002 of each Indenture) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001 of each Indenture) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of each Indenture)

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

      The following will constitute Events of Default under each Indenture with respect to any series of debt securities issued thereunder:

      (i) default in the payment of any interest upon any debt security of that series or of any coupon upon or any Additional Amounts payable in respect of any debt security of that series or of any coupon appertaining thereto and continuance of such default for a period of 30 days;

      (ii) default in the payment of the principal of (or premium, if any, on) any debt security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise;

      (iii) default in the deposit of any sinking fund payment when due by the terms of any debt security of that series;

      (iv) default in the performance, or breach, of any covenant or agreement of ours in the applicable Indenture with respect to any debt security of that series, continued for 60 days after written notice to us;

      (v) certain events in bankruptcy, insolvency or reorganization affecting us; and

      (vi) any other Event of Default provided with respect to debt securities of that series. (Section 501 of each Indenture)

      We are required to file with the applicable Trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the applicable Indenture. (Section 1005 of each Indenture) Each Indenture provides that the applicable Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on such debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so. (Section 601 of each Indenture)

      If an Event of Default with respect to debt securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately. (Section 502 of each Indenture)

      Subject to the provisions of the applicable Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to debt securities of a series has occurred and is continuing, such Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of the holders of debt securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of each Indenture and TIA Section 315) Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee with respect to the debt securities of that series. (Section 512 of each Indenture)

      The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any debt security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby. (Section 513 of each Indenture)

Merger or Consolidation

      Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the Indenture Securities issued thereunder and immediately after the transaction no default shall exist. (Section 801 of each Indenture)

Modification or Waiver

      Modification and amendment of an Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities issued thereunder that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things:

      (i) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on any such Indenture Security;

      (ii) reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security, or change the manner of calculation thereof;

      (iii) change our obligation, if any, to pay Additional Amounts in respect of any such Indenture Security;

      (iv) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;

      (v) adversely affect any right of repayment at the option of the holder of any such Indenture Security;

      (vi) change the place or Currency of payment of principal of, or any premium or interest on, any such Indenture Security;

      (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor;

     (viii) adversely affect any right to convert or exchange any Indenture Security;

      (ix) reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of such Indenture or to waive certain defaults thereunder;

      (x)   reduce the requirements for voting or quorum described below; or

      (xi) modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each Indenture Security affected thereby. (Section 902 of each Indenture)

      In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen of the Subordinated Indenture (described under the caption "-- Subordinated Indenture Provisions") without the consent of such holder of Senior Indebtedness. (Sections 902 and 907 of the Subordinated Indenture)

      The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive our compliance with certain covenants in the applicable Indenture. (Section 1006 of each Indenture)

      Modification and amendment of an Indenture may be made by the applicable Trustee and us thereunder, without the consent of any holder, for any of the following purposes:

      (i) to evidence the succession of another Person to us as obligor under such Indenture;

      (ii) to add to our covenants for the benefit of the holders of all or any series of Indenture Securities issued under such Indenture and any related coupons or to surrender any right or power conferred upon us by such Indenture;

      (iii) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities;

      (iv) to add to or change any provisions of such Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons;

      (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;

      (vi) to secure the Indenture Securities under the applicable Indenture pursuant to any requirements of Section 801 of such Indenture, or otherwise;

      (vii) to establish the form or terms of such Indenture Securities of any series and any related coupons;

     (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee;

      (ix) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or

      (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section 901 of each Indenture)

      In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of Indenture Securities thereunder,
(i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indexed Security that may be counted in making such determination will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of such Indenture and
(iii) Indenture Securities owned by us or any other obligor upon the Indenture Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101 of each Indenture)

      Each Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501 of each Indenture) A meeting may be called at any time by the applicable Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the applicable Indenture. (Section 1502 of each Indenture) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the applicable Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504 of each Indenture)

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture. (Section 1504 of each Indenture)

Satisfaction and Discharge, Defeasance and Covenant Defeasance

      We may discharge certain obligations to holders of debt securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such debt securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401 of each Indenture)

      Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the debt securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either (a) to defease and be discharged from any and all obligations with respect to such debt securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of such debt securities and any related coupons and to hold moneys for payment in trust) (defeasance) (Section 1402 of each Indenture) or (b) to be released from our obligations under any covenant specified pursuant to Section 301 with respect to such debt securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities and any related coupons (covenant defeasance) (Section 1403 of each Indenture), in either case upon the irrevocable deposit by us with the applicable Trustee (or other qualifying trustee), in trust, of (i) an amount in U.S. dollars, (ii) Government Obligations (as defined below) applicable to such debt securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount, or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such debt securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust may only be established if, among other things, we have delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture. (Section 1404 of each Indenture)

      "Government Obligations" means securities which are (i) direct obligations of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. "Government Obligations" also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)

      In the event we effect covenant defeasance with respect to any debt securities and any related coupons and such debt securities and coupons are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (iv) or (vi) under "-- Events of Default" (Section 501 of each Indenture) with respect to any covenant as to which there has been covenant defeasance, the amount of Government Obligations and funds on deposit with the applicable Trustee will be sufficient to pay amounts due on such debt securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such debt securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration. (Section 501 of each Indenture)

      If the applicable Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under such Indenture and such debt securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that if we make any payment of principal of (or premium, if any) or interest, if any, on any such debt security or any related coupon following the reinstatement of our obligations, we shall be subrogated to the rights of the holders of such debt securities and any related coupons to receive such payment from the money held by such Trustee or Paying Agent. The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

      Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a "Global Security"). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a Global Security will be made by us to the applicable Trustee and then by such Trustee to the depositary.

      We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

      If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any debt securities represented by one or more Global Securities; or (3) an Event of Default under the applicable Indenture has occurred and is continuing, then we will issue individual debt securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The debt securities will be issued as fully Registered Securities in the name of Cede & Co., which is DTC's partnership nominee. The applicable Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations that directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participant's Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the debt securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participant's records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations, along with periodic statements of their holdings, from the participants through which they entered into the transaction.

      Transfers of interests in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in debt securities will not be issued unless the use of Global Securities is suspended.

      The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the debt securities are credited at that time.

      Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the applicable Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the applicable Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, debt security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as Global Securities will be direct participants in DTC.

      None of any underwriter or agent, the Trustees, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

      The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609 of each Indenture), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

Subordinated Indenture Provisions

      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but our obligation to make payment of the principal (and premium, if any) and interest, if any, on the Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture) In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on the Subordinated Securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money. (Section 1603 of the Subordinated Indenture)

      In the event that, notwithstanding the foregoing, any such payment by us is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior
Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture).

      "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of and premium, if any, and unpaid interest on (i) our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the junior subordinated debt securities, and (ii) renewals, extensions, modifications and refundings of any such indebtedness.

      The Subordinated Securities, are pari passu with and equal in right of payment to our 7.44% Deferrable Interest Subordinated Debentures, Series A, our Floating Rate Deferrable Interest Subordinated Debentures, Series B, our

7.25% Deferrable Interest Subordinated Debentures, Series C and any guarantees issued in connection therewith and will be pari passu with and equal in right of payment to any debt securities or guarantees which may be issued in connection with issuances of trust preferred securities by the Trust.

      If this prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

      The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee under the Senior Indenture and the Subordinated Indenture

      Wachovia Bank, National Association, the Trustee under our Senior Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Indenture with respect to our Subordinated Securities and the Trust Debt Indenture with respect to our trust debt securities. Wachovia Bank, National Association, is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

                    DESCRIPTION OF THE TRUST DEBT SECURITIES

General

      The trust debt securities will be issued in one or more series under the Trust Debt Indenture to be entered into between us and Wachovia Bank, National Association. The initial series of trust debt securities is provided for in the form of the Trust Debt Indenture which is filed as an exhibit to the registration statement of which this prospectus is part. The ranking of each series of trust debt securities will be specified in the applicable prospectus supplement. Each series of junior subordinated trust debt securities will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Trust Debt Indenture, to all of our Senior Indebtedness. See "-- Subordination." The Trust Debt Indenture does not limit the incurrence or issuance of Senior Indebtedness by us.

      The relevant prospectus supplement will describe the following terms of any series of trust debt securities:

      (i)   the title of such series of trust debt securities;

      (ii) the aggregate principal amount of such series and any limit on the aggregate principal amount of such series of trust debt securities;

      (iii) the date or dates on which the principal of such series of the title of such series of trust debt securities shall be payable or the method of determination thereof;

      (iv) the rate or rates, if any, at which such series of the title of such series of trust debt securities shall bear interest, the interest payment dates on which any such interest shall be payable or the method by which any of the foregoing shall be determined;

      (v)   any terms regarding redemption;

      (vi)  the ranking of such series of trust debt securities;

      (vii) the  maximum   Extension  Period  for  such  series  of  trust  debt
            securities; and

      (viii)any other terms of such series of trust debt securities not inconsistent with the provisions of the Trust Debt Indenture.

      Certain  federal  income  tax  consequences  and  special   considerations
relating to the applicable series of trust debt securities will be described in an accompanying prospectus supplement.

Option to Extend Interest Payment Period

      Under the Trust Debt Indenture, we shall have the right at any time and from time to time, so long as no Event of Default has occurred and is continuing with respect to such series of trust debt securities, to defer payments of interest by extending the interest payment period for such series of trust debt securities for up to the maximum Extension Period provided for such series of trust debt securities, provided that no Extension Period shall extend beyond the maturity or any redemption date of such series of trust debt securities. At the end of the Extension Period, we will be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, we may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Prior to the termination of any Extension Period, we may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of trust debt securities or extend beyond the maturity or any redemption date of such series of trust debt securities. Upon the termination of any Extension Period and the payment of all amounts then due, we may elect to begin a new Extension Period, subject to the above requirements. We will be required to give notice to the Trustee and cause the Trustee to give notice to the holders of the applicable series of trust debt securities of our election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related distribution on the preferred trust securities or payment of interest on such trust debt securities is required to be given to any national securities exchange on which such trust debt securities or such preferred trust securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date.

Subordination

      All of our payments in respect of the junior subordinated trust debt securities shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness.

      "Senior Indebtedness" is defined in the Trust Debt Indenture as the principal of and premium, if any, and unpaid interest on (i) our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Trust Debt Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the junior subordinated trust debt securities, and (ii) renewals, extensions, modifications and refundings of any such indebtedness.

      Upon any payment or distribution of our assets or securities, upon our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall be paid in full before the holders of the junior subordinated trust debt securities or the Trustee on behalf of such holders shall be entitled to receive from us any payment of principal of, premium, if any, or interest on, the junior subordinated trust debt securities or distributions of any assets or securities.

      No direct or indirect payment by or on our behalf of principal of, premium, if any, or interest on, the junior subordinated trust debt securities, whether pursuant to the terms of the junior subordinated trust debt securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (1) a default in the payment of all or any portion of any Senior Indebtedness or (2) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

      If the Trustee or any holder of the junior subordinated trust debt securities shall have received any payment on account of the principal of, premium, if any, or interest on, the junior subordinated trust debt securities when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

      Nothing in the Trust Debt Indenture shall limit the right of the Trustee or the holders of the junior subordinated trust debt securities to take any action to accelerate the maturity of the junior subordinated trust debt securities or to pursue any rights or remedies against us, provided that all Senior Indebtedness shall be paid before holders of the junior subordinated trust debt securities are entitled to receive any payment from us of principal of, premium, if any, or interest on, the junior subordinated trust debt securities.

      Upon the payment in full of all Senior Indebtedness, the holders of the junior subordinated trust debt securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments from us or distributions of our assets made on such Senior Indebtedness until the junior subordinated trust debt securities shall be paid in full.

Denominations, Registration and Transfer

      Trust debt securities of a series are issuable solely in registered form. The Trust Debt Indenture also provides that trust debt securities of a series may be issuable in global form. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, trust debt securities (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000.

      Trust debt securities will be exchangeable for other registered securities of the same series. Registered securities of a series may be presented for registration of transfer and for exchange (i) at each office or agency required to be maintained by us for payment of such series as described in "-- Payment and Paying Agents" herein, and (ii) at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of trust debt securities, but we may require payment of any tax or other governmental charge payable in connection therewith.

      We will not be required to (i) issue, register the transfer of or exchange trust debt securities during a period beginning at the opening of business 15 days before any selection of trust debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any trust debt security, or portion thereof, called for redemption, except the unredeemed portion of any trust debt security being redeemed in part; or (iii) issue, register the transfer of or exchange any trust debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such trust debt security not to be so repaid.

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on trust debt securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest (including additional amounts, if any) may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Security Register. Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for trust debt securities will be made to the Person in whose name such trust debt security is registered at the close of business on the regular record date for such interest.

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Certain Additional Covenants

      We will covenant that we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (1) during an Extension Period, (2) if there has occurred and is continuing any event that is, or, with the giving of notice or the lapse of time or both would constitute, an Event of Default under the Trust Debt Indenture or (3) if we are in default under the preferred securities guarantee.

      Any waiver of any Event of Default will require the approval of at least a majority of the aggregate principal amount of the trust debt securities of a particular series or, if such trust debt securities of a particular series are held by the Trust, the approval of the holders of at least a majority in aggregate liquidation amount of the preferred trust securities of the Trust; provided, however, that an Event of Default resulting from the failure to pay the principal of, premium, if any, or interest on, such trust debt securities may not be waived.

Modification of the Trust Debt Indenture

      From time to time, we and the Trustee, without notice to or the consent of any holders of trust debt securities, may amend or supplement the Trust Debt Indenture for any of the following purposes:

      (i)   to cure any ambiguity, defect or inconsistency;

      (ii) to comply with the provisions of the Trust Debt Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of our properties as an entirety or substantially as an entirety;

      (iii) to provide for uncertificated trust debt securities in addition to or in place of certificated trust debt securities;

      (iv) to make any other change that does not in our reasonable judgment adversely affect the rights of any holder of the trust debt securities; or

      (v) to set forth the terms and conditions, which shall not be inconsistent with the Trust Debt Indenture, of any additional series of trust debt securities and the form of trust debt securities of such series.

      In addition, we and the Trustee may modify the Trust Debt Indenture or any supplemental indenture or waive our future compliance with the provisions of the Trust Debt Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the trust debt securities of each series affected thereby, provided that no such modification, without the consent of each holder of such trust debt securities, may:

      (i) reduce the principal amount of, or interest on, such trust debt securities or change the manner of calculation thereof;

      (ii) reduce the principal amount of outstanding trust debt securities of any series the holders of which must consent to an amendment of the Trust Debt Indenture or a waiver;

      (iii) change the stated maturity of the principal of, or interest on, such trust debt securities;

      (iv) change the redemption provisions applicable to such trust debt securities adversely to the holders thereof;

      (v) impair the right to institute suit for the enforcement of any payment with respect to such trust debt securities;

      (vi) change the currency in which payments with respect to such trust debt securities are to be made; or

      (vii) change  the  ranking  provisions   applicable  to  such  trust  debt
            securities adversely to the holders thereof;

provided that if such trust debt securities are held by the Trust, no modification shall be made that adversely affects the holders of the preferred trust securities of the Trust, and no waiver of any Event of Default with respect to such trust debt securities or compliance with any covenant under the Trust Debt Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the preferred trust securities of the Trust or the holder of each such preferred trust security, as applicable.

Events of Default

      The following are Events of Default under the Trust Debt Indenture with respect to any series of debt securities issued thereunder:

      (i) default for 30 days in payment of any interest on any trust debt securities of that series (other than the payment of interest during an Extension Period);

      (ii) default in payment of principal of or premium, if any, on any trust debt securities of that series when the same becomes due and payable;

      (iii) default for 60 days after receipt by us of a Notice of Default in the performance of or failure to comply with any other covenant or agreement for such series of trust debt securities or in the Trust Debt Indenture or any supplemental indenture under which such series of trust debt securities may have been issued; or

      (iv) certain events of bankruptcy, insolvency or reorganization affecting us.

      In case an Event of Default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization affecting us in which case the principal of, premium, if any, and any interest on, all of the trust debt securities shall become immediately due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the trust debt securities of that series may declare the principal, together with interest accrued thereon, of all the trust debt securities of that series to be due and payable; provided, however, that if an Event of Default has occurred and is continuing with respect to such trust debt securities and the Trustee or the holders of at least 25% in aggregate principal amount of such series of trust debt securities fail to declare the principal of such series of trust debt securities to be immediately due and payable, then, if such trust debt securities are held by the Trust, the holders of at least 25% in aggregate liquidation amount of the preferred trust securities shall have such right by written notice to us and the Trustee. The holders of at least a majority in aggregate principal amount of such series of trust debt securities, by notice to the Trustee, may rescind an acceleration, provided that if the principal of such trust debt securities has been declared due and payable by the holders of the preferred trust securities, no rescission of such acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of the preferred trust securities. We will be required to furnish to the Trustee an annual statement as to our compliance with all conditions and covenants under the Trust Debt Indenture and the trust debt securities and as to any Event of Default.

Consolidation, Merger, Sale or Conveyance

      We may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless (1) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture all of our obligations under the trust debt securities and the Trust
Debt Indenture; (2) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has occurred and is continuing; and (3) certain other conditions prescribed in the Trust Debt Indenture are met.

Defeasance and Discharge

      Under the terms of the Trust Debt Indenture, we will be discharged from any and all obligations in respect of the trust debt securities of any series if, among other conditions, we deposit with the Trustee, in trust, (1) cash and/or (2) United States Government Obligations (as defined in the Trust Debt Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the trust debt securities of such series on the dates such payments are due in accordance with the terms of such trust debt securities.

Information Concerning the Trustee

      Subject to the provisions of the Trust Debt Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Trust Debt Indenture at the request, order or direction of the holders of any series of trust debt securities or the holders of the preferred trust securities, unless such holders shall have offered to the Trustee reasonable security and indemnity. Subject to such provision for indemnification, the holders of at least a majority in aggregate principal amount of any series of trust debt securities affected or the holders of at least a majority in aggregate liquidation amount of the preferred trust securities (with each such series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series of trust debt securities or exercising any trust or power conferred on the Trustee.

      The Trust Debt Indenture will contain limitations on the right of the Trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of an Event of Default
(1) it is our creditor or (2) there is a default under the indenture(s) referred to below.

      Wachovia Bank, National Association will be the Trustee under our Trust Debt Indenture and also is the trustee under the Senior Indenture dated as of November 1, 1998 with respect to our senior debt securities, will be trustee under the Subordinated Indenture with respect to our subordinated debt securities and is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Governing Law

      The Trust Debt Indenture and the trust debt securities will be governed by and construed in accordance with the laws of the State of New Jersey.

                  DESCRIPTION OF THE PREFERRED TRUST SECURITIES

      The Trust may issue preferred trust securities and common trust securities under the trust agreement, which we refer to in this prospectus as the "trust securities." These trust securities will represent undivided beneficial interests in the assets of the Trust. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement was filed with the SEC and you should read the trust agreement for provisions that may be important to you. The trust agreement has been qualified as an indenture under the TIA. You should also refer to the TIA for provisions that apply to the preferred trust securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated into this prospectus by reference.

General

      The trust agreement authorizes the Trust to issue the preferred trust securities and the common trust securities. The preferred trust securities and the common trust securities represent undivided beneficial interests in the assets of the Trust. We will own all of the issued and outstanding common trust securities of the Trust, with an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. When the Trust issues its preferred trust securities, holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of the Trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except as described under "--Subordination of Common Trust Securities." The proceeds from the sale of the preferred trust securities and the common trust securities will be used by the Trust to purchase our trust debt securities which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will execute a Guarantee Agreement for the benefit of the holders of preferred trust securities (the "Guarantee") which will be subordinate and junior in right of payment to all of our general liabilities. Pursuant to the Guarantee, we will agree to make payments of Distributions and payments on redemption or liquidation with respect to the preferred trust securities, but only to the extent the Trust holds funds available therefor and has not made such payments. See "Description of the Preferred Securities Guarantee."

      It is anticipated that the assets of the Trust available for distribution to the holders of the preferred trust securities will be limited to payments from us under the trust debt securities in which the Trust will invest the proceeds from the issuance and sale of its trust securities. See "Description of the Trust Debt Securities." If we fail to make a payment on the trust debt securities, the Trust will not have sufficient funds to make related payments, including Distributions, on the preferred trust securities.

      A prospectus supplement relating to the preferred trust securities will include specific terms of those securities and of the trust debt securities. For a description of some specific terms that will affect both the preferred trust securities and the trust debt securities and your rights under each, see "Description of the Trust Debt Securities" above.

Distributions

      The only income of the Trust available for distribution to the holders of preferred trust securities will be payments on the trust debt securities. If we fail to make interest payments on the trust debt securities, the Trust will not have funds available to pay distributions on preferred trust securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed by us as described herein.

      Distributions on the preferred trust securities will be payable at a rate specified (or at a rate whose method of determination is described) in an accompanying prospectus supplement. Unless otherwise specified in such prospectus supplement, the amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Unless otherwise specified in such prospectus supplement, Distributions on the preferred trust securities will be cumulative and will accumulate whether or not there are funds of the Trust available for payment of distributions from the date of original issuance and will be payable in arrears on the dates specified in the accompanying prospectus supplement except as otherwise described below. Unless otherwise specified in such prospectus supplement, in the event that any date on which Distributions are otherwise payable on the preferred trust securities is not a Business Day (as defined below), payment of such Distributions will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing is referred to herein as a "Distribution Date"). Unless otherwise specified in such prospectus supplement, a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

      Distributions on the preferred trust securities will be payable to the holders thereof as they appear on the securities register of the Trust on the relevant record date, which, as long as the preferred trust securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." In the event that any preferred trust securities are not in book-entry-only form, the relevant record date for such preferred trust securities will be specified in the applicable prospectus supplement.

      So long as no Event of Default has occurred and is continuing with respect to the trust debt securities, we will have the right at any time and from time to time to defer payments of interest by extending the interest payment period on the trust debt securities for up to the maximum period specified in the accompanying prospectus supplement (each, an "Extension Period"), provided that any such Extension Period shall not extend beyond the maturity or any redemption date of the trust debt securities. As a consequence, Distributions on the preferred trust securities would be deferred by the Trust during such Extension Period, but the amount of Distributions to which holders of the preferred trust securities would be entitled will continue to accumulate at the annual rate applicable to Distributions thereon, compounded with the same frequency with which Distributions are payable. During any Extension Period, we may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our stock. Prior to the termination of any Extension Period, we may shorten or further extend the interest payment period on the trust debt securities, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period or extend beyond the maturity or any redemption date of the trust debt securities. Upon the termination of any Extension Period and the payment of all amounts then due, we may elect to begin a new Extension Period, subject to the above requirements. See "Description of the Trust Debt Securities -- Option to Extend Interest Payment Period."

Redemption

      Upon the payment of the trust debt securities at maturity or upon redemption, the proceeds from such payment will be applied by the property trustee to redeem a like amount of the trust securities at a redemption price (the "Redemption Price") equal to the liquidation amount of such trust securities plus all accumulated and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of the trust debt securities and the trust securities will be set forth in the accompanying prospectus supplement.

      If less than all the trust securities are to be redeemed on a Redemption Date, then the aggregate amount of such trust securities to be redeemed shall be selected by the property trustee among such preferred trust securities and common trust securities pro rata based on the respective aggregate liquidation amounts of such preferred trust securities and common trust securities, subject to the provisions of "-- Subordination of Common Trust Securities."

Redemption Procedures

      Notice of any redemption of trust securities will be given by the property trustee to the holders of such trust securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If a notice of redemption is given with respect to any trust securities, then, to the extent funds are available therefor, the Trust will irrevocably deposit with the paying agent for such trust securities funds sufficient to pay the applicable Redemption Price for the trust securities being redeemed on the Redemption Date and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of such trust securities upon surrender thereof. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any trust securities called for redemption shall be payable to the holders of such trust securities as they appear on the securities register for the trust securities on the relevant record dates for the related Distribution Dates.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of such trust securities so called for redemption will cease, except the right of the holders of such trust securities to receive the Redemption Price, but without interest thereon, and such trust securities will cease to be outstanding. In the event that any Redemption Date for trust securities is not a Business Day, then the Redemption Price will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, the Redemption Price will be payable on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any trust securities called for redemption is improperly withheld or refused and not paid either by the Trust thereof or by us pursuant to the Guarantee as described under "Description of the Preferred Securities Guarantee," Distributions on such trust securities will continue to accumulate at the then applicable rate from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price.

      Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

      If preferred trust securities are partially redeemed on a redemption date, a corresponding percentage of the common trust securities will be redeemed. The particular preferred trust securities to be redeemed will be selected by the property trustee by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities

      Payment of Distributions on, the Liquidation Distribution applicable to, and the Redemption Price of, the trust securities, as applicable, shall be made pro rata based on the respective aggregate liquidation amounts of such trust securities; provided, however, that if an Event of Default has occurred and is continuing with respect to the trust debt securities, no payment of any Distribution on, the Liquidation Distribution applicable to, or Redemption Price of, any of the common trust securities, and no other payment on account of the liquidation of such common trust securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding preferred trust securities for all Distribution periods terminating on or prior thereto, or in the case of a dissolution or redemption, the full amount of such Redemption Price or Liquidation Distribution on all outstanding preferred trust securities shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all Distributions on, Liquidation Distribution applicable to, or Redemption Price of, all outstanding preferred trust securities then due and payable.

      If an Event of Default has occurred and is continuing with respect to the trust debt securities, the holder of the common trust securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default has been cured, waived or otherwise eliminated with respect to the preferred trust securities. Until any such Event of Default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred trust securities and not on behalf of us, as holder of the common trust securities, and only the holders of the preferred trust securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      Pursuant to its Trust Agreement, the Trust shall be dissolved on the earliest to occur of:

      (1)   the expiration of the term of the Trust;

      (2) our bankruptcy, dissolution or liquidation or an acceleration of the maturity of the trust debt securities held by the Trust;

      (3) upon our election to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, the distribution of the trust debt securities to the holders of the trust securities;

      (4)   the redemption of all the trust securities; and

      (5) an order for the dissolution of the Trust shall have been entered by a court of competent jurisdiction.

      Our election pursuant to clause (3) above shall be made by giving written notice to the trustees not less than 30 days prior to the date of distribution of the trust debt securities and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the trust securities for federal income tax purposes.

      If a dissolution event occurs as described in clause (1), (2) or (5) above with respect to the Trust, it shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of its trust securities a like amount of the trust debt securities, unless such distribution is determined by the property trustee not to be practical, in which event such holders will be entitled to receive out of the Trust's assets available for distribution to holders, after satisfaction of liabilities to its creditors as provided by applicable law, an amount equal to, in the case of holders of trust securities, the aggregate liquidation amount per trust security specified in the accompanying prospectus supplement plus accumulated and unpaid Distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If the Liquidation Distribution with respect to the preferred trust securities can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by the Trust on the preferred trust securities shall be paid on a pro rata basis. The holders of the common trust securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of preferred trust securities, except that if an Event of Default has occurred and is continuing, the preferred trust securities shall have a priority over the common trust securities with respect to payment of such Liquidation Distribution.

Trust Agreement Event of Default; Notice

      An Event of Default with respect to the trust debt securities shall constitute a "Trust Agreement Event of Default" with respect to the preferred trust securities issued by the Trust under its Trust Agreement.

      Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the property trustee, the property trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the trust securities, the administrative trustee and us, unless such Trust Agreement Event of Default shall have been cured or waived. We and the administrative trustee are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Trust Agreement.

      Under the Trust Agreement, if the property trustee has failed to enforce its rights under the Trust Agreement or the Trust Debt Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Trust Debt Indenture, any holder of the preferred trust securities may institute a legal proceeding directly to enforce the property trustee's rights under the Trust Agreement or the Trust Debt Indenture with respect to trust debt securities having an aggregate principal amount equal to the aggregate liquidation amount of the preferred trust securities of such holder without first instituting a legal proceeding against the property trustee or any other person. To the extent that any action under the Trust Debt Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the trust debt securities, holders of such specified percentage of the preferred trust securities may take such action if such action is not taken by the property trustee.

Notwithstanding the foregoing, if a Trust Agreement Event of Default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities has occurred and is continuing, then each holder of preferred trust securities may institute a legal proceeding directly against us for enforcement of any such payment to such holder, all as provided in the Indenture.

      If an Event of Default has occurred and is continuing with respect to a series of trust debt securities, the preferred trust securities shall have a preference over the common trust securities with respect to the payment of Distributions and amounts payable on redemption and liquidation as described above. See "-- Liquidation Distribution upon Dissolution" and "-- Subordination of Common Trust Securities."

Removal of Trustees

      Unless a Trust Agreement Event of Default has occurred and is continuing, we, as the holder of the common trust securities, may remove any trustee under the trust agreement at any time. If a Trust Agreement Event of Default has occurred and is continuing, the holders of a majority of the total liquidation amount of the outstanding preferred trust securities may remove the property trustee or the Delaware trustee, or both of them. We, as the holder of the common trust securities, may remove the administrative trustee at any time. Any resignation or removal of a trustee under the trust agreement will take effect only on the acceptance of appointment by the successor trustee.

      Holders of preferred trust securities will have no right to appoint or remove the administrative trustee of the Trust, who may be appointed, removed or replaced solely by us as the holder of the common trust securities.

Co-Trustees and Separate Property Trustee

      Unless a Trust Agreement Event of Default has occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at such time be located, the holder of the common trust securities and the administrative trustee shall have the power (1) to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (2) to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If a Trust Agreement Event of Default has occurred and is continuing, only the property trustee shall have power to make such appointment.

Merger or Consolidation of Trustees

      Any corporation or other entity into which any trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any trustee, shall be the successor of such trustee under the applicable Trust Agreement, provided such corporation or other entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution upon Dissolution." The Trust may, at our request, with the consent of the administrative trustee and without the consent of the holders of the trust securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state, provided that

      (1) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the trust securities or (b) substitutes for such trust securities other securities substantially similar to the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank with respect to the payment of Distributions and payments upon redemption, liquidation and otherwise;

      (2) We expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the trust debt securities;

      (3) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed;

      (4) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of preferred trust securities (including any Successor Securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

      (5) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

      (6) such successor entity has a purpose substantially similar to that of the Trust;

      (7) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the property trustee have received an opinion of counsel to the Trust to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

      (8) We or any permitted successor assignee own all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee and Trust Agreement.

      Notwithstanding the foregoing, the Trust shall not, except with the consent of all holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the trust securities will have no voting rights.

      The Trust Agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities, (1) to cure any ambiguity, defect or inconsistency or (2) to make any other change that does not adversely affect in any material respect the interests of any holder of the preferred trust securities.

      The Trust Agreement may be amended by us and the trustees in any other respect, with the consent of the holders of a majority in aggregate liquidation amount of the outstanding preferred trust securities, except to

      (1)   change the amount,  timing or currency or otherwise adversely affect
            the   method  of  payment  of  any   Distribution   or   Liquidation
            Distribution,

      (2) restrict the right of a holder of any such preferred trust securities to institute suit for enforcement of any Distribution, Redemption Price or Liquidation Distribution,

      (3)   change the purpose of the Trust,

      (4) authorize the issuance of any additional beneficial interests in the Trust,

      (5)   change the redemption provisions,

      (6) change the conditions precedent for us to elect to dissolve the Trust and distribute the trust debt securities to the holders of the preferred trust securities or

      (7) affect the limited liability of any holder of the preferred trust securities, which amendment requires the consent of each holder of the preferred trust securities affected thereby.

      Notwithstanding the foregoing, no amendment may be made without receipt by the Trust of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

      The Trustees shall not

      (1) direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Trust Debt Indenture or executing any trust or power conferred on such trustee with respect to the trust debt securities,

      (2)   waive any past default under the Trust Debt Indenture,

      (3) exercise any right to rescind or annul an acceleration of the principal of the trust debt securities or

      (4)   consent  to  any  amendment  or   modification  of  the  Trust  Debt
            Indenture, where such consent shall be required,

without, in each case, obtaining the consent of the holders of a majority in aggregate liquidation amount of all outstanding preferred trust securities; provided, however, that where a consent under the Trust Debt Indenture would require the consent of each holder of trust debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the preferred trust securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of such preferred trust securities except by subsequent vote of the holders thereof. The property trustee shall notify all holders of preferred trust securities of any notice received from the trustee under the Trust Debt Indenture as a result of the Issuer thereof being the holder of the trust debt securities. In addition to obtaining the consent of the holders of the preferred trust securities prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel to the effect that the Trust will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes on account of such action and will continue to be classified as a grantor trust for federal income tax purposes.

      Any required consent of holders of preferred trust securities may be given at a meeting of holders of such preferred trust securities convened for such purpose or pursuant to written consent without a meeting and without prior notice. The property trustee will cause a notice of any meeting at which holders of preferred trust securities are entitled to vote, to be given to each holder of record of such preferred trust securities in the manner set forth in the Trust Agreement.

      Notwithstanding that holders of preferred trust securities are entitled to vote or consent under certain circumstances, any preferred trust securities that are owned by us, the Trustees or any affiliate of ours or any Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Trust Securities

      Unless otherwise specified in the applicable prospectus supplement, the preferred trust securities will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the applicable prospectus supplement, the depositary for the global preferred trust securities will be DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities" for a description of DTC and its procedures.

Information Concerning the Property Trustee

      The property trustee is the sole trustee under the trust agreement for purposes of the TIA and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the TIA. The property trustee, other than during the occurrence and continuance of a trust agreement Event of Default, undertakes to perform only such duties as are specifically set forth in the trust agreement and, upon a Trust Agreement Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred trust securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred trust securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Books and Records

      The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by each holder of preferred trust securities or any authorized representative for any purpose reasonably related to the holder's interest in the Trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

      Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities will be made to the depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the preferred trust securities are not held by the depositary, such payments will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the preferred trust security register or in immediately available funds upon redemption. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustee and us, which may be us. The paying agent may resign upon 30 days' written notice to the administrative trustee, the property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustee shall appoint a successor, which shall be a bank, trust company or affiliate of ours acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the preferred trust securities. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of preferred trust securities.

Miscellaneous

      Holders of the preferred trust securities have no preemptive or similar rights.

Governing Law

      The trust agreement, the preferred trust securities and the common trust securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

      Selected provisions of the preferred securities guarantee that we will execute and deliver for the benefit of the holders of the preferred trust securities are summarized below. The summary is not complete. The form of preferred securities guarantee was filed with the SEC and you should read the preferred securities guarantee for provisions that may be important to you. The preferred securities guarantee will be qualified as an indenture under the TIA. You should refer to the TIA for provisions that apply to the preferred securities guarantee. Whenever particular defined terms of the preferred securities guarantee are referred to, those defined terms are incorporated into this prospectus by reference.

      Wachovia Bank, National Association, will act as guarantee trustee under the preferred securities guarantee. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred trust securities.

General

      We will irrevocably agree, to the extent set forth in the Guarantee, to pay in full, to the holders of the preferred trust securities, the Guarantee Payments (as defined below) (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication):

      (1) any accumulated and unpaid Distributions required to be paid on the preferred trust securities, to the extent that the Trust has funds available therefor,

      (2) the Redemption Price to the extent that the Trust has funds available therefor, and

      (3) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the trust debt securities are redeemed or distributed to holders of the preferred trust securities in accordance with their terms), the lesser of (a) the aggregate of the liquidation amount specified in the prospectus supplement per preferred trust security plus all accumulated and unpaid Distributions on the preferred trust securities to the date of payment, to the extent the Trust has funds available therefor and
            (b) the amount of assets of the Trust remaining available for distribution to holders of the preferred trust securities upon a dissolution and liquidation of the Trust.

      Our obligation to make a Guarantee Payment may be satisfied by direct payment by us of the required amounts to the holders of the preferred trust securities or by causing the Trust to pay such amounts to such holders. While our assets will not be available pursuant to the Guarantee for the payment of any Distribution, Liquidation Distribution or Redemption Price on any preferred trust securities if the Trust does not have funds available therefor as described above, we have agreed under the Trust Agreement to pay all expenses of the Trust except its obligations under its trust securities. Accordingly, the Guarantee, together with the backup undertakings consisting of our obligations under the Trust Agreement, the trust debt securities and the Trust Debt Indenture, provide for our full, irrevocable and unconditional guarantee of the preferred trust securities.

      No single document executed by us in connection with the issuance of the preferred trust securities will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities. It is only the combined operation of our obligations under the Guarantee, the trust agreement, the trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred trust securities. See "Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Securities Guarantee."

Status of the Guarantee

      The Guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our general liabilities. The trust agreement provides that each holder of preferred trust securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. The Guarantee will rank pari passu with all other Guarantees issued by us. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the preferred trust securities of the trust debt securities pursuant to the trust agreement.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the preferred trust securities (in which case no consent of the holders will be required), the Guarantee may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of the preferred trust securities (excluding any preferred trust securities held by us or an affiliate). The manner of obtaining any such approval will be as set forth under "Description of the Preferred Trust Securities -- Voting Rights; Amendment of Trust Agreement." All agreements contained in the Guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the preferred trust securities.

Guarantee Events of Default

      An event of default under a Guarantee (a "Guarantee Event of Default") will occur upon our failure to perform any of our payment or other obligations thereunder, provided that except with respect to a Guarantee Event of Default resulting from a failure to make any of the Guarantee Payments, we shall have received notice of such Guarantee Event of Default from the guarantee trustee and shall not have cured such Guarantee Event of Default within 60 days after receipt of such notice. The holders of a majority in aggregate liquidation amount of the preferred trust securities (excluding any preferred trust securities held by us or an affiliate) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such Guarantee.

      Any holder of the preferred trust securities may institute a legal proceeding directly against us to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

      We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Guarantee.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, upon a Guarantee Event of Default, must exercise such of the rights and powers vested in it by the Guarantee and to use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of preferred trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

      The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the preferred trust securities or upon distribution of the trust debt securities to the holders of the preferred trust securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred trust securities must restore payment of any sums paid under such preferred trust securities or such Guarantee.

Governing Law

      The preferred securities guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New Jersey.

          RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE TRUST
             DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

      Payments of Distributions and redemption and liquidation payments due on the preferred trust securities (to the extent the Trust has funds available for such payments) will be guaranteed by us as and to the extent set forth under "Description of the Preferred Securities Guarantee." No single document executed by us in connection with the issuance of the preferred trust securities will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities. It is only the combined operation of our obligations under the Guarantee, the trust agreement, the trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred trust securities.

      A holder of any preferred trust security may institute a legal proceeding directly against us to enforce the property trustee's rights under the trust agreement, Trust Debt Indenture or Guarantee without first instituting a legal proceeding against the property trustee, trustee under the Trust Debt Indenture or guarantee trustee, the Trust or any other person or entity if the trustee fails to enforce that particular holder's rights thereunder. Notwithstanding the foregoing, if a Trust Agreement Event of Default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities has occurred and is continuing, then each holder of preferred trust securities of the series may institute a legal proceeding directly against us for enforcement of any such payment to such holder, all as provided in the Trust Debt Indenture.

      As long as we make payments of interest and other payments when due on the trust debt securities, such payments will be sufficient to cover the payment of Distributions and redemption and Liquidation Distributions due on the preferred trust securities, primarily because

      (1) the aggregate principal amount of the trust debt securities will be equal to the sum of the aggregate liquidation amount of the preferred trust securities and common trust securities,

      (2) the interest rate and interest and other payment dates on such series of the trust debt securities will match the Distribution rate and Distribution and other payment dates for the preferred trust securities,

      (3) the trust agreement provides that we shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under its preferred trust securities and common trust securities, and

      (4) the trust agreement provides that the Trust will not engage in any activity that is not consistent with its limited purposes.

      If and to the extent that we do not make payments on the trust debt securities, the Trust will not have funds available to make payments of Distributions or other amounts due on the preferred trust securities.

      A principal difference between the rights of a holder of a preferred trust security (which represents an undivided beneficial interest in the assets of the Trust) and a holder of a trust debt security is that a holder of a trust debt security will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of trust debt securities held, while a holder of preferred trust securities is entitled to receive Distributions only if and to the extent the Trust has funds available for the payment of such Distributions.

      Upon any voluntary or involuntary dissolution or liquidation of the Trust not involving a redemption or distribution of any trust debt security, after satisfaction of liabilities to creditors of the Trust, the holders of the preferred trust securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Preferred Trust Securities -- Liquidation Distribution upon Dissolution". Upon our voluntary liquidation or bankruptcy, the Trust, as holder of the trust debt securities, would be a creditor of ours, subordinated in the case of junior subordinated trust debt securities, in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our stockholders receive payments or distributions.

      A default or event of default under any Senior Indebtedness would not constitute an Event of Default with respect to junior subordinated trust debt securities under the Trust Debt Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the junior subordinated trust debt securities provide that no payments may be made in respect of the junior subordinated trust debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated trust debt securities would constitute an Event of Default.

      We and the Trust believe that the above mechanisms and obligations, taken together, are the equivalent of a full and unconditional guarantee by us of payments due in respect of the preferred trust securities.

                        DESCRIPTION OF THE CAPITAL STOCK

      The following description of our capital stock is only a summary and is not intended to be comprehensive. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended (the "Charter") and By-Laws. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

      Our authorized capital stock consists of 500,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

      General. As of March 31, 2002, 206,194,509 shares of our common stock were issued and outstanding. The outstanding shares of our common stock are, and any common stock offered hereby when issued and paid for will be, fully paid and non-assessable. This description of our common stock is not complete and is qualified by reference to the description contained or incorporated in our Form 8-K filed with the SEC on January 17, 1990, File No. 1-9120.

      Dividend Rights. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

      Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders have cumulative voting rights.

      Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

      Preemptive Conversion or Redemption Rights. The holders of our common stock have preemptive rights as to additional issues of our common stock not issued on a competitive basis or by an offering to or through underwriters. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agents and Registrars

      The co-transfer agents and co-registrars for our common and preferred stock are the Shareholder Services Department of Services and the Continental Stock Transfer and Trust Company.

Preferred Stock

      Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

      o     the rate of dividend, if any;

      o the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;

      o the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

      o the price at and the terms and conditions upon which shares may be redeemed; and

      o     the voting rights, if any.

      No shares of preferred stock have been issued.

      DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of (a) a stock purchase contract or (b) a stock purchase contract and our debt securities, preferred trust securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders' obligations to purchase our common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities or preferred trust securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

      The Trust and we may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus. We will also set forth in the relevant prospectus supplement:

      o     the terms of the offering of the securities;

      o     the proceeds we will receive from the offering;

      o     any   underwriting    discounts   and   other   items   constituting
            underwriters' compensation;

      o     any initial public offering price;

      o any discounts or concessions allowed or reallowed or paid to dealers; and

      o     any securities exchanges on which we may list the securities.

      The Trust and we may distribute the securities from time to time in one or more transactions at:

      o     a fixed price;

      o     prices that may be changed;

      o     market prices at the time of sale;

      o     prices related to prevailing market prices; or

      o     negotiated prices.

      We will describe the method of distribution in the relevant prospectus supplement.

      If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

      o     the name of the managing underwriter, if any;

      o     the name of any other underwriters; and

      o the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

      The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

      o entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

      o subject the obligations of the underwriters to certain conditions precedent; and

      o obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

      If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

      If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

      Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

      In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

      The Trust and we may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

      If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

      We will not subject the obligations of such purchasers to any conditions except that:

      o we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

      o if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

      Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

      We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.

      Each series of securities will be a new issue and, except for the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.

                                  LEGAL MATTERS

      Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities to be issued by us will be passed upon for us by R. Edwin Selover, Esquire, our Vice President and General Counsel or James T. Foran, Esquire, our Associate General Counsel.

      Certain matters of Delaware law relating to the validity of the preferred trust securities, the enforceability of the trust agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. Additional legal matters may be passed on for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law.

                                     EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee .....................................  $  138,000
      Printing and engraving ...................................     100,000
      Legal fees and expenses ..................................     400,000
      Fees of accountants ......................................      45,000
      Fees of trustees .........................................      60,000
      Blue sky fees and expenses ...............................      20,000
      NYSE Listing Fee .........................................     120,000
      Rating agency fees .......................................     240,000
      Miscellaneous ............................................      27,000
                                                                  ----------
      Total ....................................................  $1,150,000
                                                                  ==========

Item 15. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, we:

            (1) have power to indemnify each director and officer (as well as our employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in our own right, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

            (2) has power to indemnify each director and officer against expenses in connection with any proceeding by or in our own right to procure a judgment in our favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

            (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

            (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not we would have the power to indemnify him against such expenses and liabilities under the statute.

      As used in the statute, expenses means reasonable costs, disbursements and counsel fees; liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

      Indemnification  under the statute  does not  exclude any other  rights to
which  a  director  or  officer  may  be  entitled   under  a   certificate   of
incorporation, by-law, or otherwise.

      Article 8, Section 1 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

      1. Indemnification:

            The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

            Article 8, Section 2 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

      2. Limitation of Liability:

            To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

      The amended and restated trust agreement for PSEG Funding Trust I provides that no trustee, affiliate of any trustee or agents of any trustee (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, stockholders, employees, representatives or agents of us or our affiliates or to any holders of preferred trust securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the amended and restated trust agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The amended and restated trust agreement also provides that, to the fullest extent permitted by applicable law, we shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the amended and restated trust agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The amended and restated trust agreement further provides that to the fullest extent permitted by applicable law, we shall, from time to time, advance (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the amended and restated trust agreement.

      Each form of Underwriting Agreement between us and any underwriters contains a provision under which each underwriter agrees to indemnify the directors of us and each of our officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to us in writing by or on behalf of such underwriter.

      Our directors and officers are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and we are insured to the extent that we are required or permitted by law to indemnify the directors and officers for such loss. We pay premiums for such insurance.

Item 16. List of Exhibits.

Exhibit
-------

1-1      Form of Underwriting Agreement for Debt Securities.

1-2      Form of Underwriting Agreement for Common Stock and Preferred Stock.

1-3      Form of Underwriting Agreement for Preferred Trust Securities.

3-1      Certificate of Trust for PSEG Funding Trust I.

3-2      Trust Agreement for PSEG Funding Trust I.

3-3      Form of Amended and Restated Trust Agreement for PSEG Funding Trust I.

Exhibit
-------

4-1      Certificate  of  Incorporation  of  Public  Service   Enterprise  Group
         Incorporated.(1)

4-2 Certificate of Amendment of Certificate of Incorporation of Public Service Enterprise Group Incorporated.(2)

4-3      By-Laws of Public Service Enterprise Group Incorporated.

4-4      Indenture   dated  as  of  November  1,  1998  between  Public  Service
         Enterprise Group Incorporated and First Union National Bank, as Trustee, providing for Senior Debt Securities.(3)

4-5      Form of Subordinated Debt Indenture.

4-6      Form of Trust Debt Indenture.

4-7      Form of Senior Debt Security (included in Exhibit 4-4).

4-8      Form of Subordinated Debt Security (included in Exhibit 4-5).

4-9 Form of Preferred Security Certificate for PSEG Funding Trust I (included in Exhibit 3-3).

4-10     Form of Deferrable Interest Debenture (included in Exhibit 4-6).

4-11     Form of Guarantee Agreement for PSEG Funding Trust I.

5-1 Opinion of James T. Foran, Esquire relating to the validity of the Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities and the Guarantees, including consent.

5-2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Funding Trust I, including consent.

8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.(4)

12-1     Statement regarding computations of ratios of earnings.(5)

12-2 Statement regarding computation of ratios of combined earnings to fixed charges and preference dividends.(5)

23-1     Independent Auditors' Consent.

23-2     Consent of James T. Foran, Esquire (included in Exhibit 5-1).

23-3     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5-2).

23-4     Consent of Ballard Spahr Andrews & Ingersoll,  LLP (included in Exhibit
         8).(4)

24       Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Indenture Trustee under the Trust Debt Indenture.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Funding Trust I.

25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Guarantee Trustee.

----------
(1) Previously filed as Exhibit 3(a) to Registration Statement on Form S-4, No. 33-2935, and incorporated herein by reference.

(2) Previously filed as Exhibit 3(c) to Annual Report on Form 10-K for the year ended December 31, 1987, File No. 1-9120, and incorporated herein by reference.

(3) Previously filed as Exhibit 4(f) to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-9120, and incorporated herein by reference.

(4)   To be filed as an exhibit to an amendment or a Current Report on Form 8-K.

(5) Previously filed as Exhibit 12 to Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-9120, and incorporated herein by reference. The computation of ratios of combined earnings to fixed charges and preference dividends is identical to the computation of ratios of earnings to fixed charges.

Item 17. Undertakings.

      The undersigned Registrants hereby undertake:

      (a)   (1)   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The Registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (e)   The Registrants hereby undertake that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Funding Trust I, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 16th day of April, 2002.

                                       PSEG FUNDING TRUST I

                                       By: Public Service Enterprise Group
                                       Incorporated, as Depositor


                                       BY:      /S/ THOMAS M. O'FLYNN
                                          ----------------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 16th day of April, 2002.

                                       Public Service Enterprise Group
                                       Incorporated

                                       BY:      /S/ THOMAS M. O'FLYNN
                                          ----------------------------------
                                                  Thomas M. O'Flynn
                                               Executive Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                              Capacity                           Date
            ----                              --------                           ----
    /s/ E. JAMES FERLAND       Principal Executive Officer and Director      April 16, 2002
----------------------------
      E. James Ferland

    /s/ THOMAS M. O'FLYNN      Principal Financial Officer                   April 16, 2002
----------------------------
      Thomas M. O'Flynn

    /s/ PATRICIA A. RADO       Principal Accounting Officer                  April 16, 2002
----------------------------
      Patricia A. Rado

      This Registration Statement has also been signed by Thomas M. O'Flynn, Attorney-in-Fact, on behalf of the following Directors on April 16, 2002.

        Ernest H. Drew                                 William V. Hickey
       Albert R. Gamper                               Shirley Ann Jackson
     Raymond V. Gilmartin                              Marilyn M. Pfaltz
       Conrad K. Harper                                Richard J. Swift


                                       BY:      /S/ THOMAS M. O'FLYNN
                                          ------------------------------------
                                                  Thomas M. O'Flynn
                                               Executive Vice President

                                  EXHIBIT INDEX

Exhibit
------

 1-1     Form of Underwriting Agreement for Debt Securities.

 1-2     Form of Underwriting Agreement for Common Stock and Preferred Stock.

 1-3     Form of Underwriting Agreement for Preferred Trust Securities.

 3-1     Certificate of Trust for PSEG Funding Trust I.

 3-2     Trust Agreement for PSEG Funding Trust I.

 3-3     Form of Amended and Restated Trust Agreement for PSEG Funding Trust I.

 4-1     Certificate  of  Incorporation  of  Public  Service   Enterprise  Group
         Incorporated.1

 4-2 Certificate of Amendment of Certificate of Incorporation of Public Service Enterprise Group Incorporated.2

 4-3     By-Laws of Public Service Enterprise Group Incorporated.

 4-4     Indenture   dated  as  of  November  1,  1998  between  Public  Service
         Enterprise Group Incorporated and First Union National Bank, as Trustee, providing for Senior Debt Securities.3

 4-5     Form of Subordinated Debt Indenture.

 4-6     Form of Trust Debt Indenture.

 4-7     Form of Senior Debt Security (included in Exhibit 4-4).

 4-8     Form of Subordinated Debt Security (included in Exhibit 4-5).

 4-9 Form of Preferred Security Certificate for PSEG Funding Trust I (included in Exhibit 3-3).

 4-10    Form of Deferrable Interest Debenture (included in Exhibit 4-6).

 4-11    Form of Guarantee Agreement for PSEG Funding Trust I.

 5-1 Opinion of James T. Foran, Esquire relating to the validity of the Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities and the Guarantees, including consent.

 5-2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Funding Trust I, including consent.

  8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.4

12-1     Statement regarding computations of ratios of earnings.5

12-2 Statement regarding computation of ratios of combined earnings to fixed charges and preference dividends.5

23-1     Independent Auditors' Consent.

23-2     Consent of James T. Foran, Esquire (included in Exhibit 5-1).

23-3     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5-2).

23-4     Consent of Ballard Spahr Andrews & Ingersoll,  LLP (included in Exhibit
         8).4

 24      Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Indenture Trustee under the Trust Debt Indenture.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Funding Trust I.

25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Guarantee Trustee under the Guarantee Agreement for PSEG.

----------
(1) Previously filed as Exhibit 3(a) to Registration Statement on Form S-4, No. 33-2935, and incorporated herein by reference.

(2) Previously filed as Exhibit 3(c) to Annual Report on Form 10-K for the year ended December 31, 1987, File No. 1-9120, and incorporated herein by reference.

(3) Previously filed as Exhibit 4(f) to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-9120, and incorporated herein by reference.

(4)   To be filed as an exhibit to an amendment or a Current Report on Form 8-K.

(5) Previously filed as Exhibit 12 to Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-9120, and incorporated herein by reference. The computation of the ratios of combined earnings to fixed charges and preference dividends is identical to the computation of the ratios of earnings to fixed charges.